Exhibit (8)(e)

Execution Version

Amendment to

Amended and Restated Administration Contract

(Institutional, Preferred and Reserves Series)

Dated as of March 1, 2024

THIS AMENDMENT is made as of March 1, 2024 between UBS SERIES FUNDS, a Delaware statutory trust (“Trust”), and UBS ASSET MANAGEMENT (AMERICAS) LLC (formerly known as UBS Asset Management (Americas) Inc.) (“UBS AM”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

WHEREAS, the Trust and UBS AM have entered into an Administration Contract dated as of August 28, 2007, and amended and restated as of December 23, 2019, as may be amended from time to time, with respect to those series listed in Appendix I (the “Agreement”);

WHEREAS, UBS AM has converted from a Delaware corporation to a Delaware limited liability company pursuant to Delaware statute, and has changed its name to “UBS Asset Management (Americas) LLC”;

WHEREAS, the Trust’s Board of Trustees has approved an amendment to the Agreement to reflect such conversion; and

WHEREAS, UBS AM and the Trust desire to amend Exhibit A of the Agreement to reflect the deletion of certain series of the Trust that have ceased operations and have been terminated;

NOW THEREFORE, the Agreement is hereby amended as follows:

1.	All references to UBS Asset Management (Americas) Inc. are hereby revised to UBS Asset Management (Americas) LLC.

2.

The first sentence of the first paragraph of the Agreement is hereby revised to read as follows: “This administration contract (“Contract”) is made as of August 28, 2007 and amended and restated as of December 23, 2019, between UBS SERIES FUNDS (formerly known as “UBS Money Series”), a Delaware statutory trust (“Trust”), and UBS ASSET MANAGEMENT (AMERICAS) LLC (formerly known as UBS Asset Management (Americas) Inc.) (“UBS AM”), a Delaware limited liability company.”

3.	EXHIBIT A is revised to read as follows:

Exhibit A

UBS Select Prime Institutional Fund

UBS Select Treasury Institutional Fund

UBS Tax-Free Reserves Fund

UBS Select Prime Preferred Fund

UBS Select Treasury Preferred Fund

UBS Tax-Free Preferred Fund

UBS Prime Reserves Fund

UBS Prime Preferred Fund

UBS Select Government Institutional Fund

UBS Select Government Preferred Fund

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Attest:	UBS Series Funds

/s/Joanne Kilkeary	/s/Mark E. Carver
Name: Joanne Kilkeary	Name: Mark E. Carver
Title: Treasurer	Title: President

Attest:	UBS Asset Management
(Americas) LLC

/s/Eric Sanders	/s/Keith A. Weller
Name: Eric Sanders	Name: Keith A. Weller
Title: Director and Associate General Counsel	Title: Executive Director and Deputy General Counsel

Execution Version

APPENDIX I

UBS Select Prime Institutional Fund

UBS Select Treasury Institutional Fund

UBS Tax-Free Reserves Fund

UBS Select Prime Preferred Fund

UBS Select Treasury Preferred Fund

UBS Tax-Free Preferred Fund

UBS Prime Reserves Fund

UBS Prime Preferred Fund

UBS Select Government Institutional Fund

UBS Select Government Preferred Fund